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SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

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EXXON MOBIL CORPORATION

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EXXONMOBIL: ENERGY FACTOR

FILM TITLE: VIJAY SWARUP – THE SEARCH FOR SCALEABLE SOLUTIONS: BIOFUELS

the search for scalable solutions BIOFUELS

DR VIJAY SWARUP

OF A System that has

But we also need lower carbon fuels

For airplanes

Algae can be scaled

Cellulosic materials

Exxonmobil has a

SCRIPT

TITLE: THE SEARCH FOR SCALEABLE SOLUTIONS

TITLE: BIOFUELS

TITLE: R&D UPDATE

TITLE: Dr VIJAY SWARUP

TITLE: Vice President R&D ExxonMobil

TITLE: THE BIGGEST CHALLENGE FOR REDUCING EMISSIONS IS SCALE

VJ: My role is responsible for coordinating the R&D portfolio.

VJ: The biggest challenge with reducing global emissions is one of scale.

VJ: The electrification of cars and light duty vehicles is going to play a big role.

TITLE: ELECTRIC VEHICLES ARE A COMPONENT

VJ: The electric vehicle is a component of a system that has

TITLE: OF A SYSTEM THAT HAS SCALABLE ENERGY WITH LOWER EMISSIONS

VJ: scalable energy with lower emissions.

VJ: But there’s going to be a point where energy density is needed.

TITLE: BUT WE ALSO NEED LOWER CARBON FUELS

VJ: So what you’re going to be looking for is lower-carbon fuels.

VJ: We are looking at biofuels: algae and cellulosic.

TITLE: WE ARE LOOKING AT BIOFUELS ALGAE AND CELLULOSIC

VJ: Next-generation fuels.

TITLE: FOR AIRPLANES, TRUCKS AND SHIPS

VJ: And that’s for airplanes, that’s for large trucks, that’s for ships.

VJ: It has to be scalable and globally deployable.

TITLE: ALGAE CAN BE SCALED

VJ: Algae grows in brackish water, so it’s not competing for land for food.

TITLE: IT DOESN’T COMPETE FOR LAND FOR GROWING FOOD

VJ: Or for water that’s used for irrigation.

TITLE: CELLULOSIC MATERIAL IS AGRICULTURAL MATERIAL LEFTOVER AFTER THE HARVEST

VJ: Cellulosic material, which is agricultural waste, if you will.

VJ: The material that’s left after you’ve harvested the food.

VJ: That has potential to also provide biofuels.

VJ: Those two together could provide the low-emission fuels

VJ: for the transportation sector.

TITLE: EXXONMOBIL HAS A LONG HISTORY OF PROVIDING SCALEABLE SOLUTIONS

VJ: We have a long history of being providers of scalable solutions,

TITLE: UNDERPINNING MANY OF THE ADVANCES SOCIETY HAS HAD IN ENERGY

VJ: which have really underpinned a lot of the advances society has had in energy.

TITLE: FOLLOW OUR PROGRESS ON SOLVING THE DUAL CHALLENGE

TITLE: (ENERGY FACTOR LOGO)

Important Additional Information Regarding Proxy Solicitation

Exxon Mobil Corporation (“ExxonMobil”) has filed a definitive proxy statement and form of associated BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for ExxonMobil’s 2021 Annual Meeting (the “Proxy Statement”). ExxonMobil, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2021 Annual Meeting. Information regarding the names of ExxonMobil’s directors and executive officers and their respective interests in ExxonMobil by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in ExxonMobil’s securities are not reported, or have changed since the amounts described, in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of ExxonMobil’s Board of Directors for election at the 2021 Annual Meeting are included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the Proxy Statement and other relevant documents filed by ExxonMobil free of charge from the SEC’s website, www.sec.gov. ExxonMobil’s shareholders can also obtain, without charge, a copy of the Proxy Statement and other relevant filed documents by directing a request by mail to ExxonMobil Shareholder Services at 5959 Las Colinas Boulevard, Irving, Texas, 75039-2298 or at shareholderrelations@exxonmobil.com or from the investor relations section of ExxonMobil’s website, www.exxonmobil.com/investor.